EXHIBIT 10.7
                   Lease Agreement with Dewey Brazelton dated
                 March 1, 2001 for the space in Madison, Alabama

                                 LEASE AGREEMENT

STATE OF ALABAMA
COUNTY OF MADISON

THIS LEASE, made and entered into, in duplicate, on this 1st day of March, 2001, by and between Dewey H. Brazelton as party of the First Part, hereinafter referred to as "Lessor", and ECSI International, Inc., as party of the Second part, hereinafter referred to as "Lessee."

                              -W I T N E S S E T H-

Lessor does hereby lease to Lessee and Lessee does hereby rent from Lessor the following described real property, and the improvements located thereon, lying and being situated in the City of Madison, County of Madison, State of Alabama, to-wit:

Unit D1, 102 Commerce Circle, Madison, Alabama

The terms of this lease shall be three (3) years, and said term shall begin on the 1st day of March, 2001, to the 29th day of February, 2004.

The terms and conditions of this lease are as follows:

      1. RENT. Lessee agrees to pay to the Lessor rent as follows:

Rent of $1,800.00 per month shall be due and payable on the 1st day of each month in advance, beginning the 9th day of March, 2001. The prorated rent for March, 2001, is $1,320.00.

There are two (2) three-year options to renew this lease. The rent will be $2,000.00 per month for three years for the first option and $2,200.per month for three years for the second option.

      2. DEFAULT IN RENTAL PAYMENT. IT IS EXPRESSLY AGREED AND UNDERSTOOD by and between the parties hereto, that any installment of rent accruing under the provisions of this lease, which is not paid within Ten (10) days of the due date, shall be subject to a LATE CHARGE of ten (10) percent of the monthly rent.

Should Lessee fail to pay any monthly installment within Ten (10) days, then Lessor may, at his option, declare this lease to be in default and the Lessee shall have ten (10) days to clear the default, and if the Lessee does not clear the default, the lease is to be cancelled and Lessor may, without further notice or demand on Lessee, enter the premises and take possession thereof, and Lessor may declare all sums payable under this lease to be then due and payable. (It being the intention of the parties to this lease that upon default of any monthly installment of rent, that the entire sum due under this lease, less any amount theretofore paid, shall then become due and payable.)

      3. USE OF THE PREMISES. Lessee shall fully and promptly comply with the valid requirements of public authorities regarding the manner of the conduct of Lessee's business on the leased premises. Lessee further covenants not to create nor maintain a nuisance upon the demised premises, and Lessee further covenants that they will neither commit nor permit waste of the premises and they will, at the termination of this lease, surrender quiet and peaceful possession of the premises in like order, and in as good condition as at the commencement of the lease, natural wear and tear excepted.

      4. ASSIGNMENT OR SUB-LEASING. This lease may not be assigned nor any portion of the demised premises sub-leased during the term of this lease, without prior written consent of the Lessor endorsed on this lease.

      5. ENTRY BY LESSOR. Lessor, or its agents, may at reasonable times, enter the premises for the purpose of (1) inspection thereof, (2) making any repairs which lessor may deem necessary, and (3) exhibiting premises to prospective tenants or purchasers.

      6. MAINTENANCE AND REPAIRS. All maintenance and repairs to the premises shall be at the expense of the Lessee, with the exception that any single repair item that exceeds Two Hundred Dollars ($200.00) shall be the responsibility of the Lessor. The Lessee agrees to maintain the demised premises in a state of good repair, reasonable wear and tear excepted.

      7. ALTERATIONS, CHANGES AND SIGNS. Lessee may make minor alterations or changes to the premises so as to cause same to conform to the uses of the business. Lessee shall not construct, paint or erect any sign or signs without the prior approval of Lessor, which approval will not be unreasonably withheld. All such alterations, changes and signs will be done at Lessee's sole expense.

      8. UTILITIES AND SERVICE. Lessee shall pay, when due, all bills for utilities used on the premises and Lessee shall also pay all taxes incident to the operation of his business on the demised premises.

Should Lessee Fail to pay any charge assessed to the demised premises, then Lessor may, at his option, make the required payment, and charge the same to Lessee, and said charge shall be considered as additional rent due and payable in the month in which it was made.

      9. TAXES. Lessor shall pay the ad valorem taxes assessed against the demised real estate; Lessee shall, however, pay all other taxes which shall become due and payable during the term of this lease.

      10. DEFAULT. In the event that the Lessee shall breach or otherwise fail to keep or perform any covenant, agreement or condition of this lease, the Lessor shall give the Lessee ten (10) days to cure said default. If the default is not cured within ten (10) days, then the Lessor may at his option, consider and treat this lease as cancelled and terminated.

      In the event that it becomes necessary for the Lessor to retain an attorney for the purpose of enforcing his rights under this lease, including the collection of any monies due hereunder, then the Lessee agrees to pay a reasonable attorney's fee.

      11. LESSEE'S WAIVER. Lessee further expressly waives any and all rights which are afforded him under the Constitution and Laws of this or any other State, to have personal property exempt from levy or sale or other legal process, in the event that he should breach any of the terms, conditions or covenants of this lease.

      12. WAIVER. The failure of Lessor to insist upon strict performance of any of the covenants or conditions of this lease shall not be construed as a waiver or relinquishment of any such covenant or conditions or a waiver of any subsequent breaches by Lessee.

      13. TERMINATlON. This lease may be terminated, ended, or canceled, at any time prior to the expiration hereof, by the mutual consent of the parties hereto or if the Lessor sells the property. The Lessor agrees to give the Lessee ninety
(90) days notice to negotiate a new lease with the purchase or relocate.

      14. INSPECTION PRIOR TO OCCUPANCY. It is understood and agreed that Lessee has hired the premise, hereinabove described after examination of their condition and without any representation on the part of the Lessor, or any of his agents, except as provided in this lease.

      15. CONDEMNATION. Should any portion of the leased premises be taken by any public authority under the power of eminent domain, or like power, and should the parties hereto, fail to agree upon a new recital basis for the remaining portion, then this lease shall terminate, effective as of the date possession thereof shall be required to be delivered pursuant to the final order, judgment or decree entered in the proceedings in the exercise of such power, and any unearned rent paid or credited in advance shall be refunded. All damages awarded for the taking of said premises, or any part thereof, shall be payable in the full amount thereof to and the same shall be the property of the Lessor.

      16. INSURANCE. Lessor shall, during the term of this lease, keep the demised premises insured against fire and other hazards, in the amount of $__________. Lessee further covenant to maintain liability insurance on the demised premises, minimum amounts of $_____________. Lessee, however, covenant to indemnify Lessor and by loss damage or injury to property or other persons resulting or accruing solely by reason of the use and occupancy of the demised premises. Lessee further agrees to furnish Lessor with a paid receipt for said insurance and to have said insurance payable jointly to Lessor and to Lessee as their interests may appear.

      17. MISCELLANEOUS. (A) Words of any gender used in this lease shall be construed to include any other gender, words in the singular number shall be construed to include the plural; and words in the plural shall be construed to include the singular, when the context or sense of the lease requires. (B) It is further agreed by and between the parties to this lease, that this lease shall be binding upon the heirs, personal representatives, successors and assigns of the parties hereto.

      18. ADDITIONAL PROVISIONS: Lessor agrees to install a chain-link fence that is 300 feet in length along the east property line.

TO WITNESS WHEREOF, the parties hereto have set their hands and seals on the day and date first above written.

/s Dewey Brazelton
--------------------------------        ----------------------------------------
LESSOR                                  WITNESS
Dewey H. Brazelton


ECSI international, Inc.

By: /s/ Arthur Barchenko
--------------------------------        ----------------------------------------
    LESSOR                              WITNESS
ECSI international, Inc.

Payment should be mailed to:
DEWEY H. BRAZELTON
P. O. BOX 528
HUNTSVILLE ALABAMA 35804